Exhibit 10.25

SIXTH AMENDMENT

TO

EMPLOYMENT AGREEMENT

This SIXTH AMENDMENT TO EMPLOYMENT AGREEMENT (this “Sixth Amendment”) is executed April 28, 2009, by and between GeoPetro Resources Company, a California corporation (“Company”) and David V. Creel (“Employee”).

RECITALS

A.                         Company and Employee are parties to that certain Employment Agreement dated April 28, 1998 (the “Original Agreement”), to that certain First Amendment to Employment Agreement dated June 15, 2000, and to that certain Second Amendment to Employment Agreement dated May 12, 2003, to that certain Third Amendment to Employment Agreement, dated January 1, 2005, to that certain Fourth Amendment to Employment Agreement, dated December 29, 2008,  and to that certain Fifth Amendment to Employment Agreement, dated December 31, 2008.  The Original Agreement, as amended through and including the Fifth Amendment, is referred to herein as the “Agreement”.

B.                                     The parties hereto now wish to amend the Agreement as set forth below.

NOW, THEREFORE, Company and Employee hereby agree as follows:

1.               Effective Date. The effective date of this Amendment shall be April 28, 2009 (the “Amendment Effective Date”).

2.               The parties hereby amend the Agreement as follows:

(a)               Term. Section 2(a) of the Third Amendment to Employment Agreement shall be deleted and replaced in full with the following:

5.         Term. The terms of Employee’s employment under this Agreement shall commence as of January 1, 2005 (the “Effective Date”) and shall continue until June 1, 2010 (the “Termination Date”), unless earlier terminated in accordance with Section 9 hereafter.  The period commencing as of the Effective Date and ending on the Termination Date is hereinafter referred to as the “Term”.

 3.    Integration. To the extent of any inconsistencies between the terms and conditions of the Agreement, this Amendment shall govern. Except to the extent that the provisions of the Agreement are so superseded, they shall remain in full force and effect.

4.     Counterparts. This Amendment may be executed in one or more counterparts, each of which shall be an original, but all of which together shall constitute one instrument.

IN WITNESS WHEREOF, Company and Employee have executed this Amendment as of the date first above written.

GEOPETRO RESOURCES COMPANY

/s/ Stuart J. Doshi	/s/ David V. Creel
By: Stuart J. Doshi	David V. Creel
President & CEO